UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2022
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On March 25, 2022, Trupanion, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Piper Sandler Finance, LLC, as administrative agent (the “Administrative Agent”), and the lenders party thereto from time to time (individually and collectively, “Lender”). The Credit Agreement provides for (a) initial term loans in an aggregate principal amount of $60.0 million (“Initial Term Loans”), which funded on March 25, 2022, (b) commitments for delayed draw term loans in an aggregate principal amount not in excess of $75.0 million (“Delayed Draw Term Loans,” and together with the Initial Term Loans, the “Term Loans”), which may be drawn from time to time until September 25, 2023, and (c) commitments for revolving loans in an aggregate principal amount at any time outstanding not in excess of $15.0 million (“Revolving Loans,” and together with the Term Loans, the “Loans”), which may be drawn at any time prior to March 25, 2027. To the extent not previously paid, the Initial Term Loans are due and payable on March 25, 2027, the Delayed Draw Term Loans are due and payable on the earlier of the five-year anniversary of their initial funding or March 25, 2028, and Revolving Loans are due and payable on March 25, 2027.
The Loans bear interest at a base rate plus an applicable margin. For Loans the Company designates as ABR loans, the base rate is the greatest of the prime rate, the federal funds effective rate plus 0.5%, the adjusted term SOFR applicable for a one-month tenor plus 1.00%, or 1.75%, and the applicable margin is 4.0%. For Loans the Company designates as SOFR loans, the base rate is the applicable term SOFR plus the term SOFR adjustment, and the applicable margin is 5.0%.
The Loans are secured by substantially all assets of the Company and its subsidiaries. Proceeds from the Loans may be used for permitted acquisitions and investments, working capital and other general corporate purposes. The Credit Agreement contains financial and other covenants, including minimum quarterly revenue and liquidity thresholds, and it includes limitations on, among other things, indebtedness, liens, investments, mergers or similar transactions, and certain equity issuances.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending March 31, 2022 and incorporated by reference herein.
Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Drew Wolff
Name: Drew Wolff
Title: Chief Financial Officer
Date: March 28, 2022